Exhibit 10.2

Sent by e-mail and courier

Brenmiller Energy Ltd.

13, Amal Street

Rosh HaAyin

4809249, Israel

To the attention of Nir Brenmiller, Executive Vice President

Luxembourg, 25 November 2021	JU/OPSI/NP/SB/gv no. 2021/100419

Subject:	New Thermal Storage Manufacturing Plant (EDP) (2018-0605 (FI No 90061)

Finance contract entered into by and between the European Investment Bank (the “Bank”) and Brenmiller Energy Ltd. (the “Borrower”) on 31 March 2021 (the “Finance Contract”)

Amendment No. 1 to the Finance Contract

Dear Sirs,

Reference is made to the Finance Contract as defined above.

1.	INTERPRETATION

1.1	Unless otherwise defined, capitalised terms used h this letter have the same meaning attributed to them in the Finance Contract. References to Articles in this letter are references to Articles in the Finance Contract.

1.2	In this letter:

“Effective Date” means the date upon which the Bank confirms in writing to the Borrower (including by electronic mail or other electronic means) that the Bank has received in a form and substance satisfactory to it:

(a)	a non-editable PDF copy of this letter duly countersigned by the Authorised Signatory(ies) of the Borrower, together with a certified copy of the relevant authority of the signatory(ies);

(b)	a copy of any other authorization or other document, opinion or assurance which the Bank considers to be necessary or desirable in connection with the entry into and performance of this later or for the validity and enforceability of this letter; and

(c)	evidence of the payment of the Amendment Fee set out in Paragraph 4 below.

2.	AMENDMENT TO THE FINANCE CONTRACT

2.1	With effect from the Effective Date, limb (a) of the definition “Final Availability Date” in Article 1.2 (Definitions) of the Finance Contract shall be deleted in its entirety and replaced with the following:

(a)	in relation to Tranche A, the date falling eighteen (18) months after the date of the Finance Contract.’

2.2	With effect from the Effective Date, limb (a) of Article 2.9 (Non-utilisation fee) of the Finance Contract shall be deleted in its entirety and replaced with the following:

(a)	‘If no disbursement is made within 12 (twelve) months from the date of this Contract or in case the Credit is cancelled in full under Article 2.6 (Cancellation) prior to the expiry of this term, the Borrower shall pay to the Bank a one-off contractual non-utilisation fee of 1% (100 basis points) of the Credit, aggregating to EUR75,000 (seventy-five thousand euros (the Non-utilisation Fee).’

2.3	This letter is a Finance Document.

3.	REPRESENTATIONS

3.1	The Borrower represents and warrants to the Bank on the date it countersigns this letter and on the Effective Date that.

(a)	each Repeating Representation is correct in all respects on the date of counter-signature of this letter;

(b)	no Event of Default has occurred and is continuing unremedied or unwaived;

(c)	it complies with its obligations under the Finance Documents and it undertakes to promptly inform the Bank should it no longer so comply; and

(d)	has taken all necessary action to authorise its entry into, performance and delivery, of this letter and the transactions contemplated hereby.

3.2	The Borrower acknowledges that the Bank has entered into this letter in full reliance on the representations, warranties and undertakings made by the Borrower in this letter.

4.	AMENDMENT FEE

4.1	The Borrower shall pay to the Bank and for its own account, within a period and to the bank account indicated in the invoice issued by the Bank, an amendment fee in the amount of EUR 5,000 (five thousand euros) (the “Fee”).

4.2	The Fee, once paid, is non-refundable and non-creditable against any other fees payable to the Bank.

5.	CONTINUING OBLIGATIONS

5.1	The provisions of the Finance Documents shall continue in full force and effect. The Borrower acknowledges and agrees that, other than as set out expressly and this letter, this letter does not constitute a waiver granted by the Bank or amendment of any term or condition of a Finance Documents.

5.2	The Bank reserves any and all contractual and legal rights it has under the Finance Documents and the applicable law. This letter is delivered without prejudice to any rights which the Bank may have at any time now or in the future in relation to any breach, any Event of Default or any other circumstances or matters other than as specifically referred to in this letter (and whether subsisting at the date of this letter or otherwise), which rights shall remain in full force and effect.

5.3	The Borrower shall, at the request of the Bank and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this letter.

6.	GOVERNING LAW AND JURISDICTION

6.1	This letter shall be governed by the laws of Luxembourg and the jurisdiction will be as set out in Article 10.2 (Jurisdiction) of the Finance Contract.

If you are in agreement with the above, please have one (1) PDF copy of this Letter, dated and duly signed in the name and on behalf of Brenmiller Energy Ltd. in its capacity as Borrower returned to the Bank, to the attention of Stefan Becker (tel. +3524379-82459, e-mail: beckers@eib.org) promptly followed by two (2) originals of the Letter once those originals have been circulated to you by the Bank.

Yours faithfully,

EUROPEAN INVESTMENT BANK

/s/ Donald Fitzpatrick		/s/ Stefan Becker
Name:	Donald Fitzpatrick	Name:	Stefan Becker
Title:	Head of Division	Title	Senior Counsel

Acknowledge and agreed for and on behalf of,
Brenmiller Energy Ltd.
as Borrower

/s/ Nir Brenmiller
Name:	Nir Brenmiller
Title:	EVP

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